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                                                                  Exhibit 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



MEDIQ Incorporated
Pennsauken, New Jersey

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of MEDIQ Incorporated on Amendment No.2 to Form S-4 of our report dated December 12, 1997, relating to the financial statements of CH Medical, Inc. and Subsidiaries which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

                                                    /s/ BDO SEIDMAN, LLP
                                                    --------------------
                                                    BDO SEIDMAN, LLP

Dallas, Texas
April 15, 1998